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                                                               EXHIBIT (a)(1)(D)

                           Offer to Purchase for Cash

                     All Outstanding Shares of Common Stock

           (Including the Associated Preferred Stock Purchase Rights)
                                       of

                         BARRETT RESOURCES CORPORATION
                                       at

                              $55.00 Net Per Share
                                       by

                            SRM ACQUISITION COMPANY,
                     an indirect wholly owned subsidiary of

                               SHELL OIL COMPANY

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
           CITY TIME, ON APRIL 6, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                  March 12, 2001

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

    We have been appointed by SRM Acquisition Company, a Delaware corporation (the "Purchaser") and an indirect wholly owned subsidiary of Shell Oil Company, a Delaware corporation ("Shell"), to act as Dealer Manager in connection with the Purchaser's offer to purchase (1) all outstanding shares of common stock, par value $.01 per share (the "shares"), of Barrett Resources Corporation, a Delaware corporation (the "Company"), and (2) the associated preferred stock purchase rights (the "Rights") outstanding under the Rights Agreement (the "Rights Agreement") dated as of August 5, 1997 by and between the Company and BankBoston, N.A., as Rights Agent, as amended, at $55.00 per share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated March 12, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"). Unless the context otherwise requires, all references to shares shall be deemed to include the associated Rights, and all references to the Rights shall be deemed to include the benefits that may inure to holders of the Rights pursuant to the Rights Agreement.

    Unless the Rights are redeemed prior to the Expiration Date (as defined in the Offer to Purchase), holders of shares will be required to tender one associated Right for each share tendered in order to effect a valid tender of such share. Accordingly, stockholders who sell their Rights separately from their shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for the tender of shares. If the Distribution Date (as defined in the Offer to Purchase) has not occurred prior to the Expiration Date, a tender of shares will also constitute a tender of the associated Rights. If the Distribution Date has occurred and Rights Certificates (as defined in the Offer to Purchase) have been distributed to holders of shares prior to the time a holder's shares are purchased pursuant to the Offer, in order for Rights (and the corresponding shares) to be validly tendered, Rights Certificates representing a number of Rights equal to the number of shares tendered must be delivered to the Depositary (as defined below) or, if available, a Book-Entry Confirmation (as defined in the Offer to Purchase) must be received by the Depositary with respect thereto. If the Distribution Date has occurred and Rights Certificates have not been distributed prior to the time shares are purchased pursuant to the Offer, Rights may be tendered prior to a stockholder receiving Rights Certificates by use of the guaranteed delivery procedure described in Section 2 of the Offer to Purchase. In any case, a tender of shares constitutes an agreement by the tendering stockholder to deliver Rights Certificates representing a number of Rights equal to the number of shares tendered pursuant to the Offer to the Depositary within a period ending on the later of (1) three trading days after the date of execution of the Notice of Guaranteed Delivery and (2) three business days after the date Rights Certificates are
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distributed. A "trading day" is a day on which the New York Stock Exchange is open for business. The Purchaser reserves the right to require that the Depositary receive Rights Certificates, or a Book-Entry Confirmation, if available, with respect to such Rights prior to accepting the related shares for payment pursuant to the Offer if the Distribution Date has occurred prior to the Expiration Date.

    If a stockholder desires to tender shares and Rights pursuant to the Offer and such stockholder's share certificates or, if applicable, Rights Certificates, are not immediately available (including, if the Distribution Date has occurred, but Rights Certificates have not yet been distributed) or time will not permit all required documents to reach the Depositary prior to the Expiration Date or the procedures for book-entry transfer cannot be completed on a timely basis, such shares or Rights may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase. See Instruction 2 of the Letter of Transmittal. Delivery of documents to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in accordance with the Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION DATE THAT NUMBER OF SHARES THAT, TOGETHER WITH ANY SHARES OWNED BY THE PURCHASER, SHELL OR SHELL'S OTHER DIRECT OR INDIRECT SUBSIDIARIES, WOULD REPRESENT AT LEAST A MAJORITY OF ALL OUTSTANDING SHARES ON A FULLY DILUTED BASIS ON THE DATE OF PURCHASE, (2) THE COMPANY'S RIGHTS HAVING BEEN REDEEMED BY THE BOARD OF DIRECTORS OF THE COMPANY, OR THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE RIGHTS HAVE BEEN INVALIDATED OR ARE OTHERWISE INAPPLICABLE TO THE OFFER AND THE PROPOSED MERGER (AS DEFINED IN THE OFFER TO PURCHASE), (3) THE ACQUISITION OF SHARES PURSUANT TO THE OFFER AND THE PROPOSED MERGER HAVING BEEN APPROVED PURSUANT TO
SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW ("SECTION 203"), OR THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE PROVISIONS OF
SECTION 203 ARE OTHERWISE INAPPLICABLE TO THE ACQUISITION OF THE SHARES PURSUANT TO THE OFFER AND THE PROPOSED MERGER, (4) THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE PROVISIONS OF ARTICLE IV OF THE COMPANY'S BYLAWS ARE INAPPLICABLE TO THE ACQUISITION OF SHARES PURSUANT TO THE OFFER AND THE PROPOSED MERGER AND (5) THE WAITING PERIODS UNDER THE HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976 APPLICABLE TO THE PURCHASE OF SHARES UNDER THE OFFER HAVING EXPIRED OR BEEN TERMINATED. CERTAIN OTHER CONDITIONS TO THE OFFER ARE DESCRIBED IN SECTIONS 14 AND 15 OF THE OFFER TO PURCHASE.

    Please furnish copies of the enclosed materials to those of your clients for whom you hold shares and Rights registered in your name or in the name of your nominee. Enclosed herewith are copies of the following documents:

        1. The Offer to Purchase dated March 12, 2001;

        2. The Letter of Transmittal to be used by stockholders of the Company accepting the Offer;

        3. A printed form of letter that may be sent to your clients for whose account you hold shares and Rights in your name or in the name of a nominee, with space provided for obtaining such client's instructions with regard to the Offer;

        4. The Notice of Guaranteed Delivery;

        5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

        6. A return envelope addressed to Wilmington Trust Company, the Depositary.

    WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON APRIL 6, 2001, UNLESS THE OFFER IS EXTENDED.

    In all cases, payment for shares and Rights accepted for payment pursuant to the Offer will be made only after timely receipt by Wilmington Trust Company (the "Depositary") of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such shares and Rights,
(b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures described in Section 2 of the Offer to Purchase, an Agent's Message (as defined

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in the Offer to Purchase), and (c) any other documents required by the Letter of
Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for shares or Rights, if applicable, or Book-Entry Confirmations with respect to shares or, if applicable, Rights are actually received by the Depositary. THE PURCHASER SHALL NOT HAVE ANY OBLIGATION TO PAY INTEREST ON THE PURCHASE PRICE FOR TENDERED SHARES, WHETHER OR NOT THE PURCHASER EXERCISES ITS RIGHT TO EXTEND THE OFFER.

    Neither the Purchaser nor Shell will pay any fees or commissions to any broker or dealer or other person (other than the Dealer Manager (as defined in the Offer to Purchase) and the Information Agent (as defined in the Offer to Purchase) in connection with the solicitation of tenders of shares pursuant to the Offer. You will be reimbursed upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed offering materials to your customers.

    Questions and requests for additional copies of the enclosed material may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                            Very truly yours,

                                            LEHMAN BROTHERS

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, SHELL, THE DEALER MANAGER, THE DEPOSITARY, THE INFORMATION AGENT OR ANY AFFILIATE THEREOF OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENT CONTAINED THEREIN.

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